UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 20, 2005

BANC ONE HELOC TRUST 1998-1

(Exact name of registrant as specified in its charter)

Laws of the United States	333-03911-10	36-1248602
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

C/O JP Morgan Chase Bank, NA
227 West Monroe St. IL1-0532 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

312-267-5078

Registrant’s telephone number, including area code

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

On behalf of Banc One HELOC Trust 1998-1, a Trust created pursuant to the Pooling Agreement, dated August 31, 1998, the Paying Agent has caused to be filed with the Commision, the Monthly Report dated July 20, 2005. The Monthly Report is filed pursuant to and in accordance with (1) numerous no-action letters (2) current Commission policy in the area. The filing of the Monthly Report will occur subsequent to each monthly distribution to the holders of the Trust’s Investor Certificates.

A.	Monthly Report Information: Aggregate distribution information for the current distribution information for the current distribution date July 20, 2005.

	Principal	Interest	Ending Balance
Cede & Co.	$5,235,904.45	$129,048.34	$119,877,024.32

B.	No delinquency in payment under the Transferor Certificate, or the MBIA Insurnace Policy has occurred.

C.	Have any deficiencies occurred? No. Date: Amount:

D.	Were any amounts paid or are any amounts payable under MBIA Insurance Policy? NO Amount:

E.	Are there any developments with respect to the MBIA Insurance Policy? NONE.

F.	Item 1: Legal Proceedings: NONE

G.	Item 2: Changes in Securities: NONE

H.	Item 4: Submission of Matters to a vote of Security Holders: NONE

I.	Item 5: Other Information-Items 1, 2, 4, 5 if applicable: NOT APPLICABLE

Section	9 - Financial Statements and Exhibits

Item	9.01 Financial Statements and Exhibits.

(c)	Exhibits.

The	following exhibits are filed as a part of this report:

Exhibit	Description
99.1	Monthly Statement to Certificateholders dated July 20, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BANC ONE HELOC TRUST 1998-1

By:	/s/ Philip C. McNiel
Name:	Philip C. McNiel
Title:	Vice President

Date: July 20, 2005